EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated July 11, 2008, accompanying the consolidated financial statements of Cornerstone BioPharma Holdings, Inc. and Subsidiaries contained in this Registration Statement and Prospectus of Critical Therapeutics, Inc. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
Raleigh, North Carolina
September 18, 2008